The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-292881 and 333-292881-01

Subject To Completion, dated August 28, 2026

Pricing Supplement No. 181 dated September      , 2026 (To Product Supplement No. 1 dated February 13, 2026, Market Measure Supplement No. 1 dated February 13, 2026, Prospectus Supplement dated February 13, 2026 and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC

Medium-Term Notes, Series B

Fully and Unconditionally Guaranteed by Wells Fargo & Company

Equity Index Linked Securities

$

Buffered Enhanced Return Securities With Capped Upside and Buffered Downside

(Principal at Risk Securities Linked to an Index Basket)

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment on the stated maturity date (set on the trade date and expected to be the second scheduled business day following the determination date) based on the performance of a weighted basket (the “basket”) comprised of the EURO STOXX 50® Index (40% weighting), the TOPIX® Index (25% weighting), the FTSE® 100 Index (17% weighting), the Swiss Market Index (SMI®) (11% weighting) and the S&P®/ASX 200 Index (7% weighting) (each a “basket underlier”) as measured from the trade date to and including the determination date (expected to be within the range of 25 and 28 months following the trade date).

The initial basket level is 100, and the final basket level will equal the sum of the products, as calculated for each basket underlier, of: (i) its final underlier level divided by its initial underlier level (set on the trade date and expected to be the closing level of such basket underlier on the trade date) times (ii) its initial weighted value.

If the final basket level on the determination date is greater than the initial basket level, the return on your securities will be positive and will equal the upside participation rate of 180% times the basket return, subject to the maximum settlement amount (expected to be within the range of $1,291.78 and $1,343.26 for each $1,000 face amount of your securities). If the final basket level declines by up to 15.00% from the initial basket level, you will receive the face amount of your securities. If the final basket level declines by more than 15.00% from the initial basket level, the return on your securities will be negative and you will lose approximately 1.1765% of the face amount of your securities for every 1% that the final basket level has declined below 85.00% of the initial basket level. You could lose some, or all, of the face amount of your securities.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. On the stated maturity date, for each $1,000 face amount of your securities, you will receive an amount in cash equal to:

●if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return, subject to the maximum settlement amount;

●if the basket return is zero or negative but not below -15.00% (the final basket level is equal to or less than the initial basket level, but not by more than 15.00%), $1,000; or

●if the basket return is negative and is below -15.00% (the final basket level is less than the initial basket level by more than 15.00%), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate of approximately 117.65% times (c) the sum of the basket return plus 15.00%. This amount will be less than $1,000 and could be zero.

Declines in a basket underlier may offset increases in the other basket underliers. Due to the unequal weighting of each basket underlier, the performances of the basket underliers with higher weights in the basket will have a significantly larger impact on your return on the securities than the performances of the basket underliers with lower weights in the basket.

All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in the basket underliers for payment. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment.

The securities will not be listed on any securities exchange and are designed to be held to maturity.

The current estimated value of the securities is approximately $985.90 per security. While the estimated value of the securities at pricing may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the trade date be less than $955.90 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$0.00	$1,000.00
Total	$	$	$

(1) Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Estimated Value of the Securities” and “Supplemental Plan of Distribution” in this pricing supplement for further information.

Wells Fargo Securities

Terms of the Securities

Issuer:	Wells Fargo Finance LLC
Guarantor:	Wells Fargo & Company
Basket:

An unequally weighted basket (the “basket”) comprised of the following basket underliers (each, a “basket underlier” and together, the “basket underliers”). The basket underliers, Bloomberg ticker symbols, weights, initial weighted values and initial underlier levels are set forth in the table below.

Basket Underlier

Bloomberg Ticker Symbol

Weight

Initial Weighted Value(1)

Initial Underlier Level(2)

EURO STOXX 50® Index

SX5E

40.00%

40.00

TOPIX® Index

TPX

25.00%

25.00

FTSE® 100 Index

UKX

17.00%

17.00

Swiss Market Index (SMI®)

SMI

11.00%

11.00

S&P®/ASX 200 Index

AS51

7.00%

7.00

(1)The initial weighted value of each basket underlier is equal to its weight times the initial basket level of 100.

(2)With respect to each basket underlier, its closing level on the trade date.

Trade Date:
Original Issue Date:	expected to be the third scheduled business day following the trade date
Determination Date:	expected to be within the range of 25 and 28 months following the trade date, subject to postponement as described under “—Market Disruption Events and Postponement Provisions” below.
Stated Maturity Date:

expected to be the second scheduled business day following the determination date, subject to postponement as described under “—Market Disruption Events and Postponement Provisions” below. The securities are not subject to redemption by Wells Fargo Finance LLC or repayment at the option of any holder of the securities prior to the stated maturity date.

Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Cash Settlement Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the cash settlement amount. The “cash settlement amount” per security will equal:

●if the final basket level is greater than or equal to the cap level, the maximum settlement amount;

●if the final basket level is greater than the initial basket level but less than the cap level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return;

●if the final basket level is equal to or less than the initial basket level but greater than or equal to the buffer level, $1,000; or

●if the final basket level is less than the buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate times (c) the sum of the basket return plus the buffer amount.

If the final basket level is less than the buffer level, you will lose some, and possibly all, of the face amount of your securities at maturity.

Initial Basket Level:	100.00
Final Underlier Level:	With respect to each basket underlier, its closing level on the determination date
Final Basket Level:	The sum of the products, as calculated for each basket underlier, of: (i) its final underlier level divided by its initial underlier level times (ii) its initial weighted value
Cap Level:	expected to be within the range of 116.21% and 119.07% of the initial basket level (to be set on

PRS-2

the trade date)
Maximum Settlement Amount:	expected to be within the range of $1,291.78 and $1,343.26 per security (to be set on the trade date)
Upside Participation Rate:	180%
Basket Return:	the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage
Buffer Level:	85.00, which is equal to 85.00% of the initial basket level
Buffer Rate:	the quotient of the initial basket level divided by the buffer level, which equals approximately 117.65%
Buffer Amount:	15.00%
Closing Level:

With respect to each basket underlier, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Market Disruption Events and Postponement Provisions:

The determination date is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the determination date is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the determination date and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement the determination date is a “calculation day” and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	95001HPD7 / US95001HPD79

PRS-3

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

●Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

●Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

●Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

●Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-4

Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the trade date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the trade date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the trade date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

PRS-5

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the original issue date or during the 3-month period following the trade date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●seek exposure at the upside participation rate to the upside performance of the basket if the final basket level is greater than the initial basket level, subject to the maximum settlement amount;

●desire payment of the face amount at maturity so long as the final basket level is not less than the initial basket level by more than the buffer amount;

●desire to moderate any decline of more than the buffer amount from the initial basket level to the final basket level through the buffer feature;

●understand that the ability of the buffer feature to moderate any decline in the level of the basket of more than the buffer amount is progressively reduced as the final basket level declines because they will be exposed on a leveraged basis to any decline in the level of the basket in excess of the buffer amount;

●are willing to accept the risk that, if the final basket level is less than the initial basket level by more than the buffer amount, they will be exposed to the decrease in the level of the basket from the initial basket level, subject to the buffer feature, and will lose some, and possibly all, of the face amount of the securities;

●are willing to forgo interest payments on the securities and dividends on the securities included in the basket underliers; and

●are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

●seek a liquid investment or are unable or unwilling to hold the securities to maturity;

●are unwilling to accept the risk that the final basket level may decrease from the initial basket level by more than the buffer amount;

●seek uncapped exposure to the upside performance of the basket;

●seek full return of the face amount of the securities at stated maturity;

●are unwilling to purchase securities with an estimated value as of the trade date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

●seek current income over the term of the securities;

●are unwilling to accept the risk of exposure to the basket;

●seek exposure to the basket underliers but are unwilling to accept the risk/return trade-offs inherent in the cash settlement amount for the securities;

●are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company to obtain exposure to the basket generally, or to the exposure to the basket that the securities provide specifically; or

●prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket underliers, please see the sections titled “The EURO STOXX 50® Index,” “The TOPIX® Index,” “The FTSE® 100 Index,” “The Swiss Market Index (SMI®)” and “The S&P®/ASX 200 Index” below.

PRS-7

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Final Basket Level Is Less Than The Buffer Level, You Will Lose Some, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The cash settlement amount will depend on the direction of and percentage change in the final basket level relative to the initial basket level and the other terms of the securities. Because the levels of the basket underliers will be subject to market fluctuations, the cash settlement amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the final basket level is less than the buffer level, the cash settlement amount will be less than the face amount and you will be exposed on a leveraged basis to the decline in the basket in excess of the buffer amount. In this case, you will lose approximately 1.1765% of the face amount for every 1% decline in the value of the basket in excess of the buffer amount. As a result, if the final basket level is less than the buffer level, you will lose some, and possibly all, of the face amount per security at maturity. This is the case even if the level of the basket is greater than or equal to the initial basket level or the buffer level at certain times during the term of the securities.

Even if the final basket level is greater than the initial basket level, the cash settlement amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

Your Return Will Be Limited By The Maximum Settlement Amount And May Be Lower Than The Return On A Direct Investment In The Securities Included In The Basket Underliers.

Your return on the securities will be subject to a maximum settlement amount. The opportunity to participate in the possible increases in the levels of the basket underliers through an investment in the securities will be limited because the cash settlement amount will not exceed the maximum settlement amount. Therefore, your return on the securities may be lower than the return on a direct investment in the securities included in the basket underliers. Furthermore, the effect of the upside participation rate will be progressively reduced for all final basket levels exceeding the final basket level at which the maximum settlement amount is reached, which we refer to as the cap level.

Changes In The Levels Of The Basket Underliers May Offset Each Other.

Changes in the levels of the basket underliers may not correlate with each other. Even if the final underlier level of a basket underlier increases, the final underlier level of the other basket underliers may not increase as much or may even decline. Therefore, in calculating the final basket level, an increase in the final underlier level of a basket underlier may be moderated, or wholly offset, by a lesser increase or a decline in the final underlier level of the other basket underliers. Further, because the basket is unequally weighted, decreases in the levels of the basket underliers with higher weights in the basket will have a more significant adverse effect on the value of the securities than comparable decreases in the levels of the basket underliers with lower weights in the basket.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Stated Maturity Date Of The Securities Is A Pricing Term And Will Be Determined By Us On The Trade Date.

We will not fix the stated maturity date until the trade date. The stated maturity date is expected to be the second scheduled business day following the determination date. Therefore, the term of the securities could be as short as the low

PRS-8

end of the range and as long as the high end of the range for the determination date set forth on the cover page. You should be willing to hold your securities for up to the high end of the range set forth on the cover page. The stated maturity date selected by us could have an impact on the value of the securities.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations” as well as “Risk Factors—General Risk Factors Relating To All Securities—The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear” and “United States Federal Tax Considerations” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

The Stated Maturity Date May Be Postponed If The Determination Date Is Postponed.

The determination date will be postponed if the originally scheduled determination date is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the determination date. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Securities

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue any securities included in the basket underliers for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Trade Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the trade date will be less than the original offering price. The costs included in the

PRS-9

original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the original issue date or during the 3-month period following the trade date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current levels of the basket underliers, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the basket; interest rates; volatility of the basket underliers; correlation among the basket underliers; time remaining to maturity; dividend yields on the securities included in the basket underliers; volatility of currency exchange rates; and correlation between currency exchange rates and the basket underliers. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to

PRS-10

another factor, such as a change in the level of the basket. Because numerous factors are expected to affect the value of the securities, changes in the level of the basket may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the maximum settlement amount.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Basket and the Basket Underliers

The Cash Settlement Amount Will Depend Upon The Performance Of The Basket Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Basket Underliers. Investing in the securities is not equivalent to investing in the securities included in the basket underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the basket underliers for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the basket underliers would have.

●Historical Levels Of The Basket Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Basket Underliers During The Term Of The Securities.

●Changes That Affect The Basket Underliers May Adversely Affect The Value Of The Securities And The Cash Settlement Amount.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Underliers.

●We And Our Affiliates Have No Affiliation With The Index Sponsors And Have Not Independently Verified Their Public Disclosure Of Information.

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets.

The equity securities composing the basket underliers are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Non-U.S. Currencies In Which The Securities Composing The Basket Underliers Trade.

Each basket underlier is composed of non-U.S. securities denominated in a non-U.S. currency. Because the values of the basket underliers are also calculated in those respective non-U.S. currencies (and not in U.S. dollars), the performance of the basket underliers will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. In addition, any payments on the securities determined based on the performance of the basket underliers

PRS-11

will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. Therefore, holders of the securities will not benefit from any appreciation of those non-U.S. currencies relative to the U.S. dollar.

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine any values of the basket underliers and the basket and make any other determinations necessary to calculate any payments on the securities. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the securities.  See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.

●Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the basket underliers.

●Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket underliers may adversely affect the levels of the basket underliers.

●Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket underliers.

●Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket underliers.

●A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

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Hypothetical Examples

The following examples are provided for purposes of illustration only. The examples should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical final basket levels on the determination date could have on the cash settlement amount at maturity, assuming all other variables remain constant and are not intended to predict the actual final basket level.

The information in the following examples reflects hypothetical rates of return on the securities assuming that they are purchased on the original issue date at a price equal to the face amount and held to the stated maturity date. If you sell your securities in any secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below. Such factors are described under “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways” above. In addition, the estimated value of the securities will be less than the original offering price. For more information on the estimated value of your securities, see “Estimated Value of the Securities” and “Selected Risk Considerations” above.

The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	180%
Cap level	116.21% of the initial basket level
Maximum settlement amount	$1,291.78
Buffer level	85.00% of the initial basket level
Buffer rate	approximately 117.65%
Buffer amount	15.00%
Initial basket level	100
Neither a market disruption event nor a non-trading day occurs with respect to any basket underlier on the originally scheduled determination date
No change in or affecting any of the securities included in the basket underliers or the method by which an index sponsor calculates the relevant basket underlier
Securities purchased on original issue date at a price equal to the face amount and held to the stated maturity date

Moreover, we have not yet set the initial underlier levels of the basket underliers that will serve as the baselines for determining the basket return and the amount that we will pay on your securities, if any, at maturity. We will not do so until the trade date. As a result, the actual initial underlier level of each basket underlier may differ substantially from its closing level prior to the trade date.

For these reasons, the actual performance of the basket over the term of your securities, as well as the actual cash settlement amount, if any, may bear little relation to the hypothetical examples shown below or to the historical closing levels of the basket underliers shown elsewhere in this pricing supplement. For information about the historical closing levels of the basket underliers during recent periods, see the information provided herein.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level), and are expressed as percentages of the face amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the securities on the stated maturity date would equal 100.000% of the face amount of a security, based on the corresponding hypothetical final basket level and the assumptions noted above.

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Hypothetical Final Basket Level (as a Percentage of the Initial Basket Level)	Hypothetical Cash Settlement Amount (as a Percentage of the Face Amount)
200.000%	129.178%
175.000%	129.178%
160.000%	129.178%
150.000%	129.178%
140.000%	129.178%
130.000%	129.178%
120.000%	129.178%
116.210%	129.178%
110.000%	118.000%
105.000%	109.000%
102.500%	104.500%
100.000%	100.000%
97.500%	100.000%
95.000%	100.000%
90.000%	100.000%
85.000%	100.000%
80.000%	94.118%
75.000%	88.235%
50.000%	58.824%
25.000%	29.412%
0.000%	0.000%

As shown in the table above:

●If the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your securities at maturity would be approximately 29.412% of the face amount of your securities. As a result, if you purchased your securities on the original issue date at the face amount and held them to the stated maturity date, you would lose approximately 70.588% of your investment.

●If the final basket level were determined to be 0.000% of the initial basket level, you would lose your entire investment in the securities.

●If the final basket level were determined to be 200.000% of the initial basket level, the cash settlement amount that we would deliver on your securities at maturity would be capped at the maximum settlement amount, or 129.178% of each $1,000 face amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final basket level over 116.210% of the initial basket level, regardless of the extent of that increase.

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The following chart shows a graphical illustration of the hypothetical cash settlement amounts (expressed as percentages of the face amount of your securities) that we would pay on your securities on the stated maturity date, if the final basket level (expressed as percentages of the initial basket level) were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final basket level of less than 85.000% (the section left of the 85.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your securities (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the securities. The chart also shows that any hypothetical final basket level of greater than or equal to 116.210% (the section right of the 116.210% marker on the horizontal axis) would result in a capped return on your investment.

Security Performance
Basket Performance
Hypothetical Cash Settlement Amount as % of Face Amount
150
100
50
0
129.178%
85.000%
116.210%
0
50
100
150
Hypothetical Final Basket Level as a % of Initial Basket Level

PRS-15

The following examples illustrate the hypothetical cash settlement amount at maturity based on hypothetical final underlier levels of the basket underliers, calculated based on the terms of the securities and assumptions above.

The levels in Column A represent the hypothetical initial underlier levels for each basket underlier, and the levels in Column B represent the hypothetical final underlier levels for each basket underlier. The percentages in Column C represent the hypothetical final underlier levels in Column B expressed as percentages of the corresponding hypothetical initial underlier levels in Column A. The amounts in Column D represent the applicable initial weighted value for each basket underlier, and the amounts in Column E represent the products of the percentages in Column C times the corresponding amounts in Column D. The final basket level for each example is shown beneath each example, and will equal the sum of the values in Column E. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. The values below may have been rounded for ease of analysis.

The hypothetical initial underlier level of 100.00 for each basket underlier has been chosen for illustrative purposes only and does not represent the actual initial underlier level of any basket underlier. The actual initial underlier level for each basket underlier will be determined on the trade date and will be set forth under “Terms of the Securities” above. For actual historical data of the basket underliers, see the historical information set forth herein.

Example 1: The final basket level is greater than the cap level. The cash settlement amount equals the maximum settlement amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Final Underlier Level	Column B / Column A	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	145.75	145.75%	40.00	58.30
TOPIX® Index	100.00	155.00	155.00%	25.00	38.75
FTSE® 100 Index	100.00	140.00	140.00%	17.00	23.80
Swiss Market Index (SMI®)	100.00	160.00	160.00%	11.00	17.60
S&P®/ASX 200 Index	100.00	165.00	165.00%	7.00	11.55
			Final Basket Level		150.00
			Basket Return		50.00%

Because the hypothetical final basket level is 150.00, which is greater than the cap level, the hypothetical cash settlement amount per security would be capped at the hypothetical maximum settlement amount of $1,291.78. Even though the basket increased by 50.00% from the initial basket level to the final basket level in this example, your return is limited to 29.178%.

Example 2: The final basket level is greater than the initial basket level but less than the cap level.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Final Underlier Level	Column B / Column A	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	106.20	106.20%	40.00	42.48
TOPIX® Index	100.00	100.00	100.00%	25.00	25.00
FTSE® 100 Index	100.00	110.00	110.00%	17.00	18.70
Swiss Market Index (SMI®)	100.00	103.00	103.00%	11.00	11.33
S&P®/ASX 200 Index	100.00	107.00	107.00%	7.00	7.49
			Final Basket Level		105.00
			Basket Return		5.00%

Because the hypothetical final basket level is greater than or equal to the initial basket level, but less than the cap level, the hypothetical cash settlement amount per security would equal:

Cash settlement amount = $1,000 + ($1,000 × 180% × 5.00%) = $1,090.00

PRS-16

Example 3: The final basket level is less than the initial basket level but greater than the buffer level. The cash settlement amount is equal to the face amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Final Underlier Level	Column B / Column A	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	95.00	95.00%	40.00	38.00
TOPIX® Index	100.00	95.00	95.00%	25.00	23.75
FTSE® 100 Index	100.00	95.00	95.00%	17.00	16.15
Swiss Market Index (SMI®)	100.00	95.00	95.00%	11.00	10.45
S&P®/ASX 200 Index	100.00	95.00	95.00%	7.00	6.65
			Final Basket Level		95.00
			Basket Return		-5.00%

Because the hypothetical final basket level is less than the initial basket level, but greater than the buffer level, you would not lose any portion of the face amount of your securities and the hypothetical cash settlement amount per security would equal the face amount of $1,000.

Example 4: The final basket level is less than the buffer level. The cash settlement amount is less than the face amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Final Underlier Level	Column B / Column A	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	30.00	30.00%	40.00	12.00
TOPIX® Index	100.00	100.00	100.00%	25.00	25.00
FTSE® 100 Index	100.00	100.00	100.00%	17.00	17.00
Swiss Market Index (SMI®)	100.00	120.00	120.00%	11.00	13.20
S&P®/ASX 200 Index	100.00	120.00	120.00%	7.00	8.40
			Final Basket Level		75.60
			Basket Return		-24.40%

In this example, the hypothetical final underlier level of the EURO STOXX 50® Index is less than its initial underlier level, while the hypothetical final underlier levels of the TOPIX® Index and the FTSE® 100 Index are equal to their applicable initial underlier levels and the hypothetical final underlier levels of the Swiss Market Index and the S&P®/ASX 200 Index are greater than their applicable initial underlier levels.

Because the basket is unequally weighted, increases in the lower weighted basket underliers will be offset by decreases in the more heavily weighted basket underliers. In this example, the large decline in the EURO STOXX 50® Index results in the hypothetical final basket level being less than the buffer level even though the TOPIX® Index and the FTSE® 100 Index remained flat and the Swiss Market Index and the S&P®/ASX 200 Index increased.

Since the hypothetical final basket level of 75.60 is less than the buffer level, you would lose a portion of the face amount of your securities and receive a cash settlement amount equal to:

Cash settlement amount = $1,000 + [$1,000 × 117.65% × (-24.40% + 15.00%)] = $889.41

PRS-17

Example 5: The final basket level is less than the buffer level. The cash settlement amount is less than the face amount.

	Column A	Column B	Column C	Column D	Column E
Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Final Underlier Level	Column B / Column A	Initial Weighted Value	Column C × Column D
EURO STOXX 50® Index	100.00	52.00	52.00%	40.00	20.80
TOPIX® Index	100.00	55.00	55.00%	25.00	13.75
FTSE® 100 Index	100.00	40.00	40.00%	17.00	6.80
Swiss Market Index (SMI®)	100.00	50.00	50.00%	11.00	5.50
S&P®/ASX 200 Index	100.00	45.00	45.00%	7.00	3.15
			Final Basket Level		50.00
			Basket Return		-50.00%

Because the hypothetical final basket level is less than the buffer level, you would lose a portion of the face amount of your securities and receive a cash settlement amount equal to:

Cash settlement amount = $1,000 + [$1,000 × 117.65% × (-50.00% + 15.00%)] = $588.24

PRS-18

Hypothetical Historical Performance of the Basket

The basket will represent an unequally weighted portfolio of the basket underliers, with the return of each basket underlier having the weighting set forth above. For more information regarding the basket underliers, see the information provided below.

While historical information on the level of the basket does not exist, the following graph sets forth the hypothetical historical daily levels of the basket for the period from January 4, 2021 to August 26, 2026, assuming that the basket was constructed on January 4, 2021 with a starting value of 100.00 and that each of the basket underliers had the applicable weighting as of that day. We obtained the closing levels used in the graph below from Bloomberg Finance L.P., (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the basket during any period shown below is not an indication that the basket return is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the basket.

Basket Daily Closing Levels
Daily Closing Level
200
180
160
140
120
100
80
60
40
20
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

PRS-19

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the EURO STOXX 50® Index, see “Description of Equity Indices—The STOXX Benchmark Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 4, 2021 to August 26, 2026. The closing level on August 26, 2026 was 6,470.74. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of its future performance during the term of the securities.

EURO STOXX 50® Index Daily Closing Levels
Daily Closing Level
7000
6000
5000
4000
3000
2000
1000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

__________

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”) and/or its licensors (“Licensors”), which is used under license.

PRS-20

The TOPIX® Index

The TOPIX® Index is a capped free float-adjusted market capitalization-weighted index of common stocks listed on the Tokyo Stock Exchange covering an extensive portion of the Japanese stock market. For more information about the TOPIX® Index, see “Description of Equity Indices—The TOPIX® Index” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the TOPIX® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the TOPIX® Index for the period from January 4, 2021 to August 26, 2026. The closing level on August 26, 2026 was 4,111.02. The historical performance of the TOPIX® Index should not be taken as an indication of its future performance during the term of the securities.

TOPIX® Index Daily Closing Levels
4500
4000
3500
3000
2500
2000
1500
1000
500
0
Daily Closing Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

__________

“Tokyo Stock Price Index®/TOPIX®”, “Tokyo Stock Exchange” and “TOPIX® Index” are trademarks of the Tokyo Stock Exchange, Inc. and are licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us).

PRS-21

The FTSE® 100 Index

The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For more information about the FTSE® 100 Index, see “Description of Equity Indices—The FTSE® 100 Index” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the FTSE® 100 Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the FTSE® 100 Index for the period from January 4, 2021 to August 26, 2026. The closing level on August 26, 2026 was 10,878.12. The historical performance of the FTSE® 100 Index should not be taken as an indication of its future performance during the term of the securities.

FTSE® 100 Index Daily Closing Levels
12000
10000
8000
6000
4000
2000
0
Daily Closing Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

__________

“FTSE®” is a trademark of the London Stock Exchange Group companies and is used by FTSE International Limited under license.

PRS-22

The Swiss Market Index (SMI®)

The Swiss Market Index (SMI®) is a free-float adjusted market capitalization-weighted price return index that includes 20 of the largest and most liquid companies of the Swiss equity market. For more information about the Swiss Market Index (SMI®), see “Description of Equity Indices—The Swiss Market Index” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Swiss Market Index (SMI®) in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Swiss Market Index (SMI®) for the period from January 4, 2021 to August 26, 2026. The closing level on August 26, 2026 was 14,542.90. The historical performance of the Swiss Market Index (SMI®) should not be taken as an indication of its future performance during the term of the securities.

Swiss Market Index (SMI®) Daily Closing Levels
Daily Closing Level
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The Swiss Market Index (SMI®) is the intellectual property (including registered trademarks) of SIX Swiss Exchange AG, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

PRS-23

The S&P®/ASX 200 Index

The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. For more information about the S&P®/ASX 200 Index, see “Description of Equity Indices—The S&P®/ASX 200 Index” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the S&P®/ASX 200 Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P®/ASX 200 Index for the period from January 4, 2021 to August 26, 2026. The closing level on August 26, 2026 was 9,127.800. The historical performance of the S&P®/ASX 200 Index should not be taken as an indication of its future performance during the term of the securities.

S&P®/ASX 200 Index Daily Closing Levels
Daily Closing Level
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The S&P/ASX 200 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); “ASX” is a registered trademark of ASX Operations Pty Ltd; and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P/ASX 200 Index.

PRS-24

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder (as defined in the accompanying product supplement) in the case of a passive foreign investment company, or to a non-U.S. holder (as defined in the accompanying product supplement) in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, it is reasonable to treat a security as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes, as more fully described in “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions” in the accompanying product supplement. However, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation in the final pricing supplement.

By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year and short-term capital gain or loss otherwise. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.

Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. holder, please also read the section entitled “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027, that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and certain determinations made by us as of the date of this pricing supplement, we expect that the securities will not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security. Therefore, we expect that the securities will not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the trade date for the securities. A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

PRS-25

Supplemental Plan of Distribution

Wells Fargo Securities, LLC (“WFS”), an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and will purchase the securities at the original offering price specified on the cover page of this pricing supplement. WFS will not receive an agent discount in connection with the sale of the securities. WFS may resell the securities to other securities dealers at the original offering price of the securities. A fee will be paid to iCapital Markets LLC, an electronic platform in which an affiliate of Goldman Sachs & Co. LLC, who is acting as a dealer in connection with the distribution of the securities, holds an indirect minority equity interest, for services it is providing in connection with this offering.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

PRS-26